                                                        EXHIBIT 10.1



                              EMPLOYMENT AGREEMENT

                              --------------------



         This Employment Agreement (this "Agreement"),  made as of July 1, 1998,

by and among Avery  Communications,  Inc., a Delaware  corporation  (hereinafter referred to as the "Company"), and Patrick J. Haynes, III (hereinafter referred to as "Employee").



                              W I T N E S S E T H:

                              - - - - - - - - - -



         WHEREAS,  the Company desires to employ the services of Employee as its

Chairman of the Board, President and Chief Executive Officer under the terms and conditions set forth herein; and



         WHEREAS,  Employee  desires to provide  such  services  for the Company under the terms and conditions set forth herein.



         THEREFORE,  in consideration of the mutual covenants undertaken herein,

and with the intent to be legally  bound  hereby,  the parties  hereby  agree as follows:



         1.  Employment.  The  Company  hereby  agrees  to employ  Employee  and

             ----------

Employee  hereby  agrees to said  employment  in  accordance  with the terms and conditions hereinafter set forth.



         2. Term.  Employment  herewith  shall  commence as of July 1, 1998 (the

            ----

"Effective Date"), and continue through June 30, 2003 (the "Termination  Date"),

unless otherwise  terminated pursuant to the terms hereof. This Agreement may be extended for additional  one year periods upon the mutual  agreement of Employee and the Company.



         3.  Location.  Employer's  duties  hereunder  shall be performed in the

             --------

Chicago,  Illinois, area. Employer agrees to maintain offices for the Company at

190 South LaSalle  Street,  Suite 1910,  Chicago,  Illinois 60603, or such other address in the  financial  district  of  downtown  Chicago as is selected by the

Board of Directors as the  principal  executive  offices of the Company,  and to provide all equipment,  supplies and other items required for the performance of the Employee's duties under this Agreement at such address.



         4. Duties.  From and after the Effective  Date through the  Termination

            ------

Date,  Employee  shall  serve as  Chairman  of the  Board,  President  and Chief

Executive Officer and as a member of the Board of Directors of the Company,  and with Employee's consent, each operating affiliate,  provided that Employee shall not be  obligated  to become or remain an officer of any Company  affiliate  (i)

whose  organization   documents  do  not  provide   indemnification   provisions

reasonably  satisfactory  to  Employee  and  (ii)  which is not  covered  by the directors'  and officers'  liability  policy  referred to in Paragraph 8 hereof.

Employee  shall be responsible  for the overall  business of the Company and its subsidiaries,  including strategic planning,  management  recruiting,  strategic relationships, capital formation, operations reviews and oversight, and investor and financial community relations.

         5. Compensation.

            ------------



         (a) For all services  rendered by Employee in any  capacity  during his employment under this Agreement (including,  without limitation,  services as an executive,  officer,  or director of the Company, or any subsidiary or affiliate of the Company, or as a member of any committee of the Board of Directors of the

Company  ("Board") or any  subsidiary or affiliate of the Company),  the Company shall pay Employee as compensation an annual salary ("Base  Salary").  Effective the Effective Date and until adjusted in accordance with the provisions  hereof,

Base Salary shall be paid at the rate of not less than $200,000.00 per year.



         (b) Employee shall be eligible for annual cash bonuses of up to 100% of

Employee's  Base Salary,  the amount of such bonus to be determined by the Board based on Employee's  attainment of certain  performance  goals as established by the Board or a  committee  designated  by the Board  relating  to the  Company's annual business  plan/budget,  such as the  consummation  of strategic  business relationships,  the raising of additional debt and equity capital,  the level of appreciation  in the publicly  traded price of the Company's  common stock,  and such other  performance goals as may be specified by the Board. Such annual cash bonuses  determined  by the Board shall be paid no later than 90 days  following the close of the fiscal year to which such bonus relates.



         (c)  Employee's  Base Salary  shall be payable in  accordance  with the customary payroll practices of the Company, but in no event less frequently than monthly.  All salary and bonus  compensation  paid to Employee  pursuant to this

Agreement  shall be subject  to the usual and  customary  federal  and state tax withholding and other  employment taxes as required with respect to compensation paid by Employer to its salaried personnel.



         (d) Employee's  Base Salary shall be reviewed on an annual basis.  Such review shall be conducted by the Board or a committee  designated  by the Board.

Such review shall take into  consideration the Employee's  performance,  duties,

and responsibilities. As a result of such review, the Board may increase but not decrease  Employee's  base salary.  At the end of  Employee's  first  employment anniversary  (June 30,  1999),  Employee  shall be  eligible  for a Base  Salary increase of ten percent provided Employee is performing at a satisfactory level.



         6. Stock Warrants and Options.

            --------------------------



         (a)  Employee  will be  granted  warrants  (the  "Stock  Warrants")  to purchase up to 420,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"),  which Stock Warrants will be exercisable as to each tranche  of  shares  through  the day  immediately  preceding  the  third  (3rd)

anniversary  of the vesting  date of such tranche at a price of $3.00 per share,

and the Stock  Options  shall become  vested in  accordance  with the  following schedule:  140,000  shares upon  signing of this  Employment  Agreement,  and an additional 140,000 shares on July 1, 1999 and 2000.

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         Employee  shall also be  entitled  to  participate  in any other  stock option  or  stock  incentive  plans  adopted  from  time to time by the  Company

(collectively,  the "Stock Plans").  The resale of the Common Stock issued or to be issued on exercise of the Stock  Warrants and such other  options that may be granted to Employee  under the Stock Plans  (collectively,  "Options")  shall be registered  on a  Registration  Statement  on Form  S-8  (including  a  "reoffer

Prospectus"  prepared  in  accordance  with Part I of Form S-3)  filed  with the

Securities and Exchange Commission ("SEC") pursuant to the applicable provisions of the  Securities  Act of 1933, as amended (the "1933 Act"),  within sixty (60)

days following the date the Company is eligible to file a Registration Statement on Form S-8 with the SEC; provided,  however,  that such Registration  Statement shall be  amended,  or a new  Registration  Statement  shall be filed,  so as to permit Employee to sell such shares of Common Stock without regard to the volume requirements specified in Rule 144(e) under the 1933 Act, which amendment or new

Registration  Statement  shall be filed with the SEC within  thirty (30) days of the time that the Company satisfies the registrant  requirements for use of Form

S-3. The Company will use its best efforts to cause the grant of the Options and other awards  under the Stock Plans  (collectively,  "Awards"),  and the sale of shares of Common Stock to the Company in payment of the exercise  price  thereof or in payment of withholding or other taxes in connection  with such Awards,  to be exempt from liability  under Section 16(b) of the Securities  Exchange Act of

1934, as amended (the "1934 Act"), pursuant to Rule 16b-3 thereunder.



         The Stock Warrants and the Awards and the shares of Common Stock issued or to be issued  pursuant to the Stock  Warrants  and the Awards  shall have the registration  rights  referred to in, and the Stock Warrants shall be subject to the  anti-dilution  adjustments  set forth in,  the  Stock  Warrant  Certificate attached hereto as Exhibit A.



         Notwithstanding  anything else to the contrary  contained  herein,  the

Stock  Warrants  and the  Awards,  whether  or not vested or earned at the time,

shall be vested  and  earned in their  entirety  immediately  upon a "Change  in

Control"  (as such term is  defined  in  subparagraph  (b) of this  Paragraph  6 below).



         (b) Change in Control.  For  purposes of this  Agreement,  a "Change in

             -----------------

Control"  shall mean the  occurrence,  after the  Effective  Date, of any of the

following  events,   directly  or  indirectly  or  in  one  or  more  series  of transactions:  (i)  approval  by the Board of a  consolidation  or merger of the

Company  with any third  party  (which  includes a single  person or entity or a group of persons or  entities  acting in concert,  other than those  persons and entities who or which are included  within the  definition  of the  "Shareholder

Group" set forth in  subparagraph  (f) of this Paragraph 6 below,  and the group created thereby (collectively,  the "Existing Group")) not wholly owned directly or  indirectly  by the Company  (any such third  party,  other than the Existing

Group or a member thereof,  being  hereinafter  referred to as a "Third Party"),

unless the Company is the entity  surviving such merger or  consolidation;  (ii)

approval by the Board of a transfer, in one or a series of transactions,  of all or substantially all of the assets of the Company to a Third Party or a complete liquidation or  dissolution  of the Company;  (iii) a Third Party (other than an employee benefit plan or related trust sponsored or maintained by the Company or

one  of  its  subsidiaries),   directly  or  indirectly,  through  one  or  more

subsidiaries  or  transactions  or acting in concert with one or more persons or entities:  (A) acquires beneficial  ownership of more than 30% of the classes of stock of the Company  entitled

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to vote generally in the election of directors of the Company ("Voting  Stock");

(B) acquires irrevocable proxies representing more than 30% of the Voting Stock;

(C)  acquires  any  combination  of  beneficial  ownership  of Voting  Stock and irrevocable proxies representing more than 30% of the Voting Stock; (D) acquires the ability to control in any manner the election of a majority of the directors of the Company; or (E) acquires the ability to directly or indirectly exercise a controlling  influence over the management or policies of the Company;  (iv) any election  has  occurred  of persons to the Board that  causes a majority  of the

Board to consist of persons other than (A) persons who were members of the Board on the  Effective  Date and/or (B) persons who were  nominated  for  election as members of the Board by the Board (or a  committee  of the Board) at a time when the majority of the Board (or of such  committee)  consisted of persons who were members of the Board on the Effective Date; provided,  however, that any persons nominated for election by the Board (or a committee of the Board), a majority of whom are  persons  described  in clauses (A) and/or (B), or are persons who were themselves  nominated by such Board (or a committee  of such  Board),  shall for this  purpose be deemed to have been  nominated  by a Board  composed of persons described in clause (A); or (v) a  determination  is made by the  Securities and

Exchange Commission ("SEC") or any similar agency having regulatory control over the  Company  that a change in  control,  as defined in the  securities  laws or regulations then applicable to the Company,  has occurred.  Notwithstanding  any provision  contained  herein,  a Change in Control  shall not include any of the above described  events if they are the result of a Third Party's  inadvertently acquiring  beneficial  ownership or irrevocable proxies or a combination of both for 30% or  more of the  Voting  Stock,  and the  Third  Party  as  promptly  as practicable  thereafter  divests  itself of beneficial  ownership or irrevocable proxies for a sufficient  number of shares so that the Third Party no longer has beneficial  ownership or irrevocable proxies or a combination of both for 30% or more of the Voting Stock.



         7. Fringe Benefit Plans.  The payments  provided for in this Agreement,

            --------------------

except  where  specifically  provided  otherwise,  are in  addition to any other benefits  to which  Employee  may be, or may become,  entitled  under any of the

Company's or  Employer's  group  hospitalization,  health,  dental care,  and/or sick-leave  plans;  provided,  however,  that if no such  plans are then in full force and effect,  or if the  Employee is not  eligible,  or does not elect,  to participate  therein,  the Company shall  reimburse or pay on behalf of Employee any costs and expenses  incurred by the Employee in providing  such coverage for himself and his dependents;  life,  other insurance  and/or death benefit plans;

travel and/or accident insurance plans;  deferred  compensation  plans;  capital accumulation  programs;  restricted  and/or stock purchase  plans;  stock option plans;  retirement  income and/or  pension  plans;  supplemental  pension plans;

excess  benefit  plans;  short- and  long-term  disability  programs;  and other present and future group  employee  benefit plans and programs for which Company or Employer executives are or shall become eligible.  Employee shall be eligible to receive,  during the period of his employment under this Agreement and during any  subsequent  period for which he shall be entitled to receive  payments from the Company or Employer  under  Paragraph 12, all of the foregoing  benefits and emoluments  for which  executives are eligible under every such plan and program to the extent  permissible  under the general terms and provisions of such plans and programs and in accordance with the provisions thereof. Nothing contained in this Agreement  shall prevent the Board from amending or otherwise  altering any such plan,  program,  or  arrangement  as long as such  amendment or  alteration equitably  affects all the  Company's  executive  officers (of the level of vice president  or above).  Employer  will provide the  Employee  with,  or

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reimburse Employee for, any and all costs of purchasing or leasing an automobile of his choice during the term of this Agreement.



         8. Employee and Employer  Representations.  Employee hereby  represents

            --------------------------------------

and warrants to the Company that (i) the execution,  delivery and performance of this Agreement by Employee do not and will not conflict with, breach, violate or cause a default under any contract,  agreement,  instrument,  order, judgment or decree to which Employee is a party or is presently  bound, and (ii) Employee is not a party to or bound by any employment agreement,  non-competition  agreement or confidentiality  agreement with any other person or entity, and the execution and delivery by Employee of this  Agreement and the  performance  by Employee of his duties and obligations hereunder will not conflict with, breach,  violate or cause a  default  under  the terms and  provisions  of any such  agreement.  The

Company  hereby  represents  that  it will  maintain  directors'  and  officers'

liability  insurance in an amount of no less than $3,000,000,  and that Employee will be covered under such policy while serving in all  capacities  contemplated hereby.



         9.  Business  Expenses.  Employer  shall  reimburse  Employee  for  all

             ------------------

reasonable business and professional expenses incurred by Employee in connection with his employment  within thirty (30) days of Employer's  receipt of vouchers,

receipts or other appropriate documentation.



         10. Vacation. Employee shall be entitled to an annual vacation of not

             --------

more  than  four  (4)  weeks.  Scheduling  of each  vacation  shall  be with the reasonable consent of Employer.



         11.  Professional  Education.  Employee's  attendance  at  professional

              -----------------------

seminars shall be decided on an ad hoc basis by Employer and Employee.



         12. Term of  Employment.  The term of the Employee's  employment  shall

             -------------------

commence on the  Effective  Date and shall  continue for the period set forth in

Paragraph 2 above unless sooner terminated as hereunder provided:



         a.       By Employer,  "For Cause," as that term is defined below, upon ten (10) days' written notice to Employee.



         b.       Upon the death of Employee.



         c.       By  Employee,  up to ten (10)  days  after  written  notice to

                  Employer of resignation  by Employee  (which time period shall be in the sole discretion of Employer).



         d.       If Employee  fails to perform his duties under this  Agreement on account of Disability (as  hereinafter  defined),  Employer may give notice to Employee to terminate  this  Agreement on a date  not less  than  thirty  (30)  days  thereafter  ("Notice

                  Period"), and, if Employee has not resumed full performance of his duties  under this  Agreement  within such Notice  Period,

                  then Employee's employment under this Agreement will terminate on the date provided in the notice. As used in this Agreement,

                  the term  "Disability"  shall mean the  complete  inability of

                  Employee to perform his duties
                  under  this  Agreement  by reason  of his total and  permanent disability, as determined by an independent physician selected with the approval of the Board and Employee. During any period of  Disability,  Employer  shall  maintain  and pay for health insurance benefits for Employee at least equal to those he had at the commencement of such Disability.



         e.       By Employee,  in the event  Employer is in material  breach of any of its obligations  hereunder and such breach is not cured within  thirty  (30)  days  of  written  notice  thereof  from

                  Employee.  A material breach of Employer's  obligations  under this Agreement includes,  without  limitation,  (i) a material change in Employee's reporting structure,  responsibilities or obligations  under this  Agreement  without  Employee's  prior written consent,  or (ii) Employee's Base Salary, as in effect on the  Effective  Date or as the same may be increased by the

                  Board from time to time, is reduced  unless such  reduction is agreed  to by  Employee  in  writing;  or  (iii)  the  Company requires  Employee to be based  somewhere  other than Chicago,

                  Illinois.



         f.       By Employee if there shall occur a Change in Control.



         For  purposes  of  this  Agreement,  "For  Cause"  shall  mean  (i) the conviction of Employee of either (A) a felony (excluding traffic  violations) or

(B) any crime in  connection  with  Employee's  employment  by the Company  that causes the Company a  substantial  and material  financial  detriment;  (ii) the commission  of any other act  involving  dishonesty  or fraud  with  respect  to

Employer; (iii) substantial and repeated failure to perform duties as reasonably directed  by Employer  that are  permitted  by law and  necessary  to  implement policies or procedures or other actions  adopted,  authorized or approved by the

Board of Directors of the Company and which,  if Employee is not a member of the

Board of  Directors  of the  Company,  have been  communicated  to  Employee  in writing,  which  failure is not cured  within  fifteen  (15) days after  written notice  thereof to Employee  from  Employer;  (iv) gross  negligence  or willful misconduct with respect to Employee's  performance  hereunder which results in a substantial and material financial detriment to the Company; provided,  however,

that the  Company's  failure to achieve  certain  results shall not be deemed to constitute  "For Cause" so long as Employee uses his reasonable  best efforts to perform  such  duties;  or (v) any other  material  breach of this  Agreement by

Employee which is not cured within thirty (30) days after written notice thereof to Employee from Employer.



         Anything in this  Agreement to the contrary  notwithstanding,  Employer reserves the right to terminate the term of Employee's employment at any time in its sole discretion other than For Cause. If Employee's employment is terminated

(i) pursuant to subparagraphs  (b), (c) or (d) of this Paragraph 12, Employee or

Employee's  estate shall be entitled to exercise  all of the Stock  Warrants and the Options and retain all Awards,  which have then vested,  in accordance  with their terms;  and (ii) if Employee's  employment is terminated by Employer other than For Cause,  or by  Employee  pursuant  to  subparagraph  (e) or (f) of this

Paragraph 12, Employee or Employee's estate shall be entitled to exercise all of the Stock Warrants and the Options and retain all Awards,  regardless of whether they have then vested, in accordance with their terms. If Employee's  employment is terminated  pursuant to subparagraphs  (b), (d), (e) or (f) of this Paragraph

12 or by Employer other
than For Cause, Employee or Employee's estate shall be entitled to receive, as a severance  payment,  a lump sum equal to the greater of (i) the Employee's  then current Base Salary  through and  including  the  Termination  Date,  or (ii) an amount  equal to 2.99  times  the  Employee's  then  current  Base  Salary,  and continuation of Employee's then current  health,  disability,  medical and other fringe  benefits under  Paragraph 7 at Employer's  expense for one (1) year from the date of such termination.  Such lump sum payments payable hereunder shall be payable within thirty (30) days of such  termination.  Notwithstanding  anything herein  to the  contrary,  if the  aggregate  amount  payable  hereunder  to the

Employee in respect of a Change of Control (the "Base Payment") would constitute an "excess  parachute  payment"  (as such term is defined in Section 280G of the

Internal Revenue Code of 1986, as amended (the "Code"))  subjecting the Employee to an excise tax under Code Section  4999,  then the Employee  shall  receive an additional "Gross Up Payment" such that the net amount payable hereunder,  after reduction  for the  payment of such  excise tax and for the payment of all other excise,  income,  payroll,  or other  taxes  payable  in respect of the Gross Up

Payment, shall equal the Base Payment.



         13.  Termination  of  Compensation.  Except as  otherwise  provided  in

              -----------------------------

Paragraph 12 hereof, if the term of Employee's  employment  terminates  Employee shall  not be  entitled  to any  compensation  hereunder  after the date of such termination.  Notwithstanding  the  foregoing,  the parties shall be required to carry out any provisions hereof which contemplate performance by them subsequent to such termination,  including:  (i) the payment of any amounts of compensation and fringe  benefits  under  Paragraphs  5 and 7 hereof then accrued but unpaid;

(ii) the ability of Employee to exercise  all Stock  Warrants and Options and to retain all Awards  under  Paragraph  6 and the Stock Plan;  (iii) the  covenants regarding  confidential  information  under  Paragraph 15 hereof,  the covenants regarding work product under Paragraph 16 hereof;  (iv) the registration  rights provisions contained in or referred to in subparagraph (a) of Paragraph 6 hereof and in the Stock  Warrant  Certificate;  (v)  amounts  reimbursable  pursuant to

Paragraph  9 hereof;  and  amounts  payable  for  unused  vacation  pursuant  to

Paragraph 10 hereof. In addition, termination of this Agreement shall not affect any liability or other obligation which shall have accrued prior to termination,

including,  but not limited to, any  liability  for loss or damage on account of default under this Agreement.



         14. Loyalty.  Employee shall devote his best efforts to the performance

             -------

of services under this Agreement.  During the term of this  Agreement,  Employee shall not at any time or place whatsoever, either directly or indirectly, engage in business  or render  services to any extent  whatsoever  to any third  party,

except  under and  pursuant  to this  Agreement,  and except that  Employee  may participate in investments,  volunteer,  charitable, civic or similar activities without  Employer's  consent,  provided that such activities do not unreasonably interfere with Employer's  business or violate the provisions of this Agreement.

Employer  hereby  acknowledges  that  Employee  has a broad and varied  range of investment  interests  and that Employee  must devote such  reasonable  time and attention to the proper and  judicious  management  of such  interests as may be reasonably  required from time to time.  Accordingly,  nothing contained in this

Agreement  shall  limit or be deemed  to limit  Employee's  personal  investment activities, and Employee's engaging in such activities shall not be or be deemed to be a breach or violation of this Agreement.  In addition, and notwithstanding contained  herein  to the  contrary,  Employee  shall  be  entitled  to  receive compensation  payments  subsequent  to the effective  date of this  Agreement in connection  with  services  performed
by Employee  for Thurston  Group,  Inc.  and NetDox,  Inc. and their  respective affiliates,  and  Employee  may  continue to serve as the  Chairman of the Board and/or officer of Thurston Group, Inc. and NetDox,  Inc. and to sit on the board of directors  or advisors of Thurston  Group,  Inc.  and NetDox,  Inc. and other companies,  provided  such  companies do not compete with  Employer or interfere with Employee's duties to Employer.  Employer consents to Employee's  continuing to perform such services.



         15.   Confidential   Information.   Employee   acknowledges   that  the

               --------------------------

proprietary  information,  observations  and data  obtained  by  Employee  while employed by Employer  concerning  the  business or affairs of  Employer,  or any affiliate or subsidiary thereof ("Confidential  Information") is the property of

Employer or such  affiliate  or  subsidiary;  provided,  however,  that the term

"Confidential  Information" does not include information that (a) at the time it was received by Employee was generally available to the public; (b) prior to its use by Employee,  becomes  generally  available to the public  through no act or failure of  Employee;  (c) is received  by  Employee  from a person who is not a party to this  Agreement and who is not under an  obligation of confidence  with respect  to such  information;  or (d) is  generally  known by  Employee  on the

Effective Date, including,  without limitation,  information gained by virtue of his past experience and know how and his personal records and notes.  Therefore,

Employee  agrees  not to  disclose  to any  unauthorized  person  or use for the

Employee's  account  any  Confidential  Information  without  the prior  written consent of Employer.  Upon  request,  Employee  shall deliver to Employer at the termination of this Agreement all memoranda,  notes, plans, records, reports and other documents (and copies thereof) relating to the Confidential Information.



         16. Work Product. Employee agrees that all methods, analyses,  reports,

             ------------

plans and all similar or related information which (i) relate to Employer or any of its affiliates or  subsidiaries  and which (ii) are  conceived,  developed or made by Employee in the course of his  employment by Employer  ("Work  Product")

belong to Employer or its  affiliates  or  subsidiaries.  Employee will promptly disclose  such Work  Product to Employer  and  perform  all  actions  reasonably requested by Employer to establish and confirm such ownership by Employer.



         17.  Non-Assignability.  Except as otherwise  provided herein,  neither

              -----------------

this  Agreement  nor any  right  or  interest  under  this  Agreement  shall  be assignable or subject to any encumbrances, pledge, hypothecation, attachment, or anticipation  of any kind by  Employee,  his  spouse,  his  estate  or his legal representatives  without the Company's written consent or by the Company without

Employee's written consent. This Agreement shall inure upon the Company, and its successors and permitted  assigns,  and Employee and his estate,  beneficiaries,

legal representatives and permitted assigns.



         18. Entire Agreement. This Agreement expresses the entire agreement and

             ----------------

understanding of the parties relating to the subject matter hereof,  cancels and

supersedes  any  prior  negotiations,  promises,  agreements,   representations,

warranties,  or understandings  relating to the same subject matter, and, except as expressly provided herein,  shall be subject to subsequent  modification only by another  mutually signed written  instrument  which by its terms evidences an intention to modify or amend the provisions hereof.

         19. Choice of Law. This Agreement shall be construed in accordance with

             -------------

the internal laws of the State of Illinois.



         20.  Cost of  Enforcement.  Each  party  shall  bear its own  costs and

              --------------------

attorneys' fees in connection  with any suit or proceeding  against the other to enforce any provision of this Agreement or to recover  damages  resulting from a breach of this  Agreement;  provided,  however,  the party which prevails in any such suit or  proceeding  shall be  entitled to receive  from the  nonprevailing party the costs and reasonable  attorneys' fees of the prevailing party incurred in such suit or proceeding.



         21. Severability.  In the event that any provision hereof is determined

             ------------

to be illegal or unenforceable, such determination shall not affect the validity or enforceability of the remaining  provisions hereof, all of which shall remain in full force and effect.



         22.  Counterparts.  This  Agreement  may be  executed  in  one or  more

              ------------

counterparts,  each of  which  shall be  deemed  an  original,  but all of which together shall  constitute  one and the same  instrument.  This Agreement  shall become  effective  upon the  execution  of a  counterpart  hereof by each of the parties hereto.



         23.  Interpretation.  All captions are included  only for reference and

              --------------

shall not constitute substantive provisions hereof.



         24. Notices. Any notice,  request,  claim,  demand,  document and other

             -------

communication  hereunder to any party hereto shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered  personally or sent by telecopy (with such telecopy  confirmed  promptly in writing sent by first class mail) or other similar means of communications, as follows:



         (i)      if to the  Company,  addressed  to 190 South  LaSalle  Street,

                  Suite  1710,  Chicago,  Illinois  60603,  Attention:  Board of

                  Directors and Secretary, Fax No. (312) 419-0172; or



         (ii)     if to Employee,  addressed to him at 190 South LaSalle Street,

                  Suite 1710, Chicago, Illinois 60603, Fax No. (312) 419-0172;



or, in each case,  to such other  address or  telecopy  number as such party may designate  in  writing  to the  other by  written  notice  given  in the  manner specified herein.



         All such communications  shall be deemed to have been given,  delivered or made when so delivered personally or sent by telecopy or express mail service

(with confirmation received).



         25.  Waiver.  Employee on the one hand or the Company on the other hand

              ------

may by written  notice to the other party or parties  hereto (i) extend the time for the  performance  of any of the  obligations  or other  actions of the other under  this  Agreement;  (ii) waive  compliance  with any of the  conditions  or covenants of the other  contained in this  Agreement;  and (iii) waive or modify performance of any of the obligations of the other under this Agreement.  Except as  provided  in the
preceding  sentence,  no action  taken  pursuant to this  Agreement,  including,

without  limitation,  any  investigation by or on behalf of any party,  shall be deemed to constitute a waiver by the party taking such action of compliance with any  representation,  warranty,  covenant,  or agreement  contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement  shall not operate or be construed as a waiver of any preceding or  succeeding  breach,

and no failure by any party hereto to exercise any right or privilege  hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise that right or privilege at any subsequent time or times hereunder.



         INTENDING TO BE LEGALLY BOUND BY THIS AGREEMENT, the parties sign below as of the date first written above.



EMPLOYEE:                           EMPLOYERS:



____________________________        Avery Communications, Inc.

Patrick J. Haynes, III


                                    By:______________________________________

                                       Name:     Scot M. McCormick

                                       Title:    Vice President





                                    ATTEST:__________________________________

                                       Name:     Mercedes Fehsel

                                       Title:    Assistant Secretary







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